UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Loan Modification Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005, Advanced Energy Industries, Inc. (the “Company”) entered into a Loan Modification Agreement with Silicon Valley Bank (the “Bank”), thereby amending the Loan and Security Agreement dated May 10, 2002 (the “Original Agreement”) between the Company and the Bank. The Original Agreement which provided the Company with a $25 million revolving line of credit has been modified effective July 7, 2005 to (a) provide the Company with a $40 million revolving line of credit, (b) extend the maturity date on such line of credit to July 6, 2006, and (c) amend other terms, including terms related to non-usage fees and financial covenants. No amount is currently outstanding under the line of credit, and the Company has not drawn upon such facility since the first quarter of 2001; however, the Company relies upon the credit facility as a principal source of liquidity and to secure letters of credit issued on its behalf from time to time.

Any advances under the Original Agreement, as amended, will bear interest at the prime rate (6.25% at July 12, 2005) minus 1%.

A copy of the Loan Modification Agreement has been attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibit is filed pursuant to Item 1.01:

10.1	Loan Modification Agreement dated July 6, 2005, by and between Silicon Valley Bank and Advanced Energy Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: July 12, 2005	/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Modification Agreement dated July 6, 2005, by and between Silicon Valley Bank and Advanced Energy Industries, Inc.